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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)      October 2, 1998
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                      SANTA BARBARA RESTAURANT GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)



           Delaware                 1-10576                      33-0403086
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(State or Other Jurisdiction      (Commission                 (I.R.S. Employer
      of Incorporation)           File Number)               Identification No.)



1200 North Harbor Boulevard, Anaheim, California                           92803
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code       (714) 491-6400
                                                   -----------------------


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         (Former Name or Former Address, if Changed, Since Last Report)

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Item 7.  List of Exhibits

         (a)  Exhibit 99.1    News Release

Item 8.  Change in Fiscal Year.

On October 1, 1998, Santa Barbara Restaurant Group, Inc. (formerly known as GB Foods Corporation) (the "Company") announced a change in fiscal year end. The Company made the determination to change the fiscal year end on September 22, 1998. The Company is converting to a fiscal year that includes 13 four-week accounting periods with each week ending on a Thursday. The change will be effective with the Company's third fiscal quarter of 1998 which, under the old fiscal calendar, would have ended on September 30, 1998. Under the new fiscal calendar, the third quarter will end on October 8, 1998. Accordingly, the Company's next Report on Form 10-Q will cover the transition period from July 1, 1998 through October 8, 1998.

The Company's fourth fiscal quarter will end on December 31, 1998 and subsequent fiscal years will end on the last Thursday of December. Beginning in 1999, the company's first fiscal quarter will include 16 weeks of operating results and the second, third and fourth quarters will each include 12 weeks of operating results.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934. the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SANTA BARBARA RESTAURANT GROUP, INC.


Dated:  October 2, 1998             By:  /s/ M'LISS JONES KANE
                                         --------------------------------------
                                         Name:  M'Liss Jones Kane
                                         Title: Vice President and Secretary